Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

July 12, 2012

Vanguard Natural Resources, LLC
5847 San Felipe Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-159911, 333-168177 and 333-179050) and on Form S-4 (Number 333-175944) and on Form S-8 (Number 333-152448) of Vanguard Natural Resources, LLC and in the related Prospectus (collectively, the “Registration Statement”) of this Current Report on Form 8-K/A of Vanguard Natural Resources, LLC filed with the Securities and Exchange Commission on July 13, 2012, which uses the name DeGolyer and MacNaughton, refers to DeGolyer and MacNaughton, and incorporates information contained in our letter dated January 27, 2012, on the proved oil, natural gas liquids, and natural gas reserves of Antero Resources Corporation as of December 31, 2011.  We further consent to the use of our name in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716